                                                                    EXHIBIT 4.11





                               WARRANT AGREEMENT

                           Dated as of ________, 1996


                                    Between


                          PCS DEVELOPMENT CORPORATION,

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                as Warrant Agent

                                ----------------

                                    [______]

                   Warrants to Purchase Class B Common Stock

                           Par Value $1.00 Per Share

                         of PCS Development Corporation

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                                   CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                         ISSUANCE, FORM, EXECUTION, DELIVERY AND
                                           REGISTRATION OF WARRANT CERTIFICATES   . . . . . . . . . . . . . . . . . .   5

         SECTION 2.1.  Issuance of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.2.  Form of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.3.  Execution of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.4.  Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.5.  Temporary Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.6.  Separation of Warrants and Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.7.  Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.8.  Registration of Transfers and Exchanges  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.9.  Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates . . . . . . . . . . . . . .  11
         SECTION 2.10. Offices for Exercise, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                       ARTICLE III

                                    DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE   . . . . . . . . . . . . . . .  13

         SECTION 3.1.  Duration of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.2.  Exercise, Exercise Price, Settlement and Delivery  . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.3.  Cancellation of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.4.  Notice of an Exercise Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE IV

                                               OTHER PROVISIONS RELATING TO
                                              RIGHTS OF HOLDERS OF WARRANTS   . . . . . . . . . . . . . . . . . . . .  16

         SECTION 4.1.  Enforcement of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE V

                                             CERTAIN COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . .  16

         SECTION 5.1.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.2.  Obtaining Stock Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.3.  Filings with the Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE VI

                                                       ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .  17

         SECTION 6.1.  Adjustment of Exercise Rate; Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                                                                                     page
                                                                                                                     ----
         SECTION 6.2.  Fractional Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.3.  Distribution Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE VII

                                                   OFFERS TO REPURCHASE . . . . . . . . . . . . . . . . . . . . . . .  23

         SECTION 7.1.  Offers to Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 7.2.  Procedures for Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 7.3.  Registration and Qualification Under the Securities Laws . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VIII

                                               CONCERNING THE WARRANT AGENT . . . . . . . . . . . . . . . . . . . . .  26

         SECTION 8.1.  Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 8.2.  Conditions of Warrant Agent's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 8.3.  Resignation and Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE IX

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 9.1.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 9.2.  Notices and Demands to the Company and Warrant Agent . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 9.3.  Addresses for Notices to Parties and for Transmission of Documents . . . . . . . . . . . . . .  32
         SECTION 9.4.  Notices to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.5.  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.6.  Obtaining of Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.7.  Persons Having Rights Under Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.8.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 9.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 9.10. Inspection of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34



EXHIBIT A        -        Form of Warrant Certificate

                             INDEX OF DEFINED TERMS



Defined Terms                                                                                                       Pages
- -------------                                                                                                       -----
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Current Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Definitive Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Distribution Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Election to Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Eligible Guarantor Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Exercisability Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Exercise Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Exercise Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Exercise Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Exercise Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Global Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Independent Financial Expert  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
MSP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Public Equity Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Related Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SEMP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Separability Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Separated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Separation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
STAMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Time of Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Unit Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Unit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Unit Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Warrant Agent Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Defined Term                                                                                                        Pages
- ------------                                                                                                        -----
Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Warrant Exercise Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Warrant Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                               WARRANT AGREEMENT


                 WARRANT AGREEMENT (the "Agreement"), dated as of ________, 1996 by PCS DEVELOPMENT CORPORATION, a Delaware corporation (together with any successor thereto, the "Company") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, not in its individual capacity but solely as warrant agent (with any successor warrant agent, the "Warrant Agent").

                 WHEREAS, the Company has entered into an Underwriting Agreement dated ________, 1996 with Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Toronto Dominion Securities (USA) Inc. (the "Underwriters") in which the Company has agreed to sell to the Underwriters _______ Units (the "Units") consisting in the aggregate of (i) $___________ aggregate principal amount at maturity of ___% Senior Discount Notes due 2006 (the "Notes") to be issued under an indenture dated as of ___, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (in such capacity, the "Trustee"), and
(ii) _______ Warrants (the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates"), each representing the right to purchase one share of Class B Common Stock, par value $1.00 per share, of the Company (the "Class B Common Stock"), subject to adjustment in accordance with the terms hereof;

                 WHEREAS, each Unit will consist of one Note in the principal amount of $1,000 and ___ Warrants, and, prior to the separation of the Notes from the Warrants issued as part of the Units as described herein, the Units shall be represented by a global unit certificate (the "Unit Certificate") issued pursuant to the Unit Agreement dated ________, 1996 (the "Unit Agreement") between the Company, the Warrant Agent, the Trustee and United States Trust Company of New York, as unit agent (in such capacity, the "Unit Agent");

                 WHEREAS, the Warrants and the Notes each comprising part of the Units shall not be separately transferable until such time on or after the Separability Date (as defined below) as the registered holder of a Unit or Units shall have surrendered the Unit Certificate to the Unit Agent, for the exchange of such Unit or Units, in whole or in part, for a Warrant Certificate or Certificates evidencing the underlying Warrants and for a Note or Notes of a like aggregate principal amount of authorized denominations; and

                 WHEREAS, the Company desires the Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised;

                 NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 As used in this Agreement, the following terms shall have the following respective meanings:

                 "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corrective of the foregoing.

                 "Business Day" means any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and
         (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

                 "Capital Stock" means (i) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) or corporate stock, including each class of common stock and preferred stock of such person and (ii) with respect to any person that is not a corporation, any and all partnership or other equity interests of such person.

                 "Change of Control" means the occurrence of any of the following events: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock having more than 50% of the voting power of the total voting stock of the Company on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (as defined in the Indenture) taken as a whole to any such "person" (other than to the Company or a Wholly Owned Restricted Subsidiary (as defined in the Indenture)); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" means both the Class A Common Stock, par value $1.00 per share, and the Class B Common Stock of the Company, par value $1.00 per share, and any other Capital Stock of the Company into which such Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                 "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder.

                 "Current Market Value" per share of Class B Common Stock or any other security at any date means (1) if the security is not registered under the Exchange Act, the value of the security determined as of such date by the Independent Financial Expert (selected in accordance with Section 7.1. hereof) and approved by the Board of Directors of the Company, or (2) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bids prices are available. If the closing bid price is not determinable for at least 10 Business Days in such period, the Current Market Value of the security shall be determined as if the security was not registered under the Exchange Act. Current Market Value with respect to a Warrant means the Current Market

         Value of a Warrant Share and all other property acquirable upon exercise in full of such Warrant. Current Market Value shall be determined without any discount for lack of liquidity, the amount of Class B Common Stock proposed to be sold or the fact that the Warrant Shares or Class B Common Stock held may represent a minority interest in a private company.

                 "Exchange Act" means the Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                 "Exercisability Date" means the date of occurrences of any Exercise Event, provided that if an Exercise Event occurs prior to the Separability Date, the Separability Date shall instead be the Exercisability Date.

                 "Exercise Event" means, with respect to each Warrant as to which such event is applicable, the date of the earliest of: (1) the occurrence of a Change of Control, (2) the consummation of a Public Equity Offering after which there shall exist a Public Market and (3)
               , 2006.

                 "FCC" means the Federal Communications Commission.

                 "Independent Financial Expert" means a nationally recognized investment banking firm which is not an affiliate of the Company.

                 "Public Equity Offering" means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-4 or S-8 under the Securities Act) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

                 "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 20% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                 "Separability Date" shall mean the earliest to occur of: (i) _______, 1996, (ii) such earlier date as may be determined by Lehman Brothers Inc. and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing, (iii) the occurrence of a Change of Control and (iv) in the event of an Offer to Purchase in connection with any Asset Sale (each as defined in the Indenture), the date the Company mails notice thereof to the holders of the Notes, at which time the Notes and the Warrants will become separately transferable.

                 "Time of Determination" means the time and date of the determination of stockholders entitled to receive rights, warrants or options, in each case, to which Section 6.1(b) hereof applies.


                                   ARTICLE II

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

                 SECTION 2.1. Issuance of Warrants. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and such Warrants shall not be separately transferable from the Notes until on or after the Separability Date as provided in Section 2.6. hereof.

                 Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one fully paid and non-assessable share of Class B Common Stock (the shares of Class B Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article VI) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

                 SECTION 2.2. Form of Warrant Certificates. The Warrant Certificates will initially be issued in registered, global form (the "Global Warrants"), substantially in the form of Exhibit A attached hereto (including footnote 1 thereto) and may also be issued in registered form as definitive Warrant Certificates (the "Definitive Warrants"). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto. Any certificates evidencing Global Warrants shall bear the legend set forth in Exhibit B attached hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a Warrant holder may receive from the Warrant Agent Definitive Warrants as set forth in Section 2.8. hereof.

                 SECTION 2.3. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of any person who is an officer or assistant secretary as of or subsequent to the date hereof. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

                 SECTION 2.4. Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register.

                 Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the

Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 2.3. hereof, to authenticate the Warrant Certificates and deliver them; provided that subsequent to the original issuance of a Warrant Certificate evidencing Warrants, the Warrant Agent shall authenticate a new Warrant Certificate evidencing such Warrants only if such Warrant Certificate is issued in exchange or substitution for one or more previously authenticated Warrant Certificates evidencing such Warrants or in connection with their transfer as hereinafter provided. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

                 In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

                 The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

                 SECTION 2.5. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

                 If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 2.10. hereof. Subject to the provisions of Section 5.1. hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant

Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

                 SECTION 2.6. Separation of Warrants and Notes. The Notes and Warrants will not be separately transferable until the Separability Date. The surrender of a Unit Certificate for separate Warrant and Note certificates is herein referred to as a "Separation", the related Warrants being referred to as "Separated".

                 SECTION 2.7. Registration. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

                 The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

                 SECTION 2.8.  Registration of Transfers and Exchanges.

                 (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request (i) to register the transfer of Definitive Warrants or (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants, the Warrant Agent shall register the transfer or make the exchange as requested so long as the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the

Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing.

                 (b) Transfer of a Definitive Warrant for a Beneficial Interest in the Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate number of the Warrants represented by the Global Warrant, after which the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

                 (c) Transfer and Exchange of the Global Warrant. The transfer and exchange of the Global Warrant or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 2.8.), the Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, provided that if at any time:

                    (i) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

                 (d) Transfer of a Beneficial Interest in the Global Warrant for a Definitive Warrant.

                    (i) Any person having a beneficial interest in the Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant (as described below). Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in the Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

                    (ii) Definitive Warrants issued in exchange for a beneficial interest in the Global Warrant pursuant to this Section 2.8(d) shall be registered in such names and for such number of Warrants as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

                 (e) Legends. Each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legends substantially in the form set forth on the face of the Form of the Warrant Certificate attached hereto as Exhibit A, and, in the case of the Global Warrant, shall also bear the legend substantially in the form attached hereto as Exhibit B.

                 (f) Cancellation and/or Adjustment of the Global Warrant. At such time as all beneficial interests in the Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in the Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

                 (g) Obligations with Respect to Transfers and Exchanges of Definitive Warrants. To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants. All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon such registration, transfer or exchange. Prior to due presentment for registration or transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                 SECTION 2.9. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 2.9., the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 2.9. in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.9. are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

                 The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

                 SECTION 2.10. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 2.5. hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its corporate trust office in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.


                                  ARTICLE III

               DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

                 SECTION 3.1. Duration of Warrants. Subject to the terms and conditions established herein, unless exercised, the Warrants shall expire at 5:00 p.m., New York City time, on the earlier to occur of (i) 180 days after an Exercise Event and (ii)

________, 2006 (the "Expiration Date"). Each Warrant may be exercised on any Business Day on or after the Exercisability Date and on or prior to the Expiration Date.

                 Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

                 SECTION 3.2. Exercise, Exercise Price, Settlement and Delivery. (a) Subject to the provisions of this Agreement, each holder of a Warrant shall have the right to purchase from the Company on or after the Exercisability Date, and on or prior to the Expiration Date, one fully paid, registered and non-assessable Warrant Share, subject to adjustment in accordance with Article VI hereof, at a purchase price of $0.01 for each Warrant exercised (the "Exercise Price"). The number and kind of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") shall be subject to adjustment from time to time as set forth in Article VI hereof.

                 (b) Warrants may be exercised on or after the Exercisability Date by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 2.10. (each a "Warrant Exercise Office") the Warrant Certificate or Warrant Certificates evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of each Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an Eligible Guarantor Institution (as defined below), and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 2.8(h) hereof. Each Warrant may be exercised only in whole. "Eligible Guarantor Institution" shall mean a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").
The registered holder of the Global Warrant shall not be able to exercise the Global Warrant for Warrant Shares. In order to exercise the Warrants represented by the Global Warrant, the beneficial owner thereof must either (x) first obtain a Definitive Warrant pursuant to the provision of the Agreement and comply with the procedures set forth in this paragraph (b) or (y) instruct the Warrant Agent to arrange for a book-entry delivery of the Warrants to be exercised to an account maintained by the Depositary for the Warrant Agent if such arrangement is then available.

                 (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made either (i) in cash or by certified or official bank check or (ii) in accordance with the next succeeding sentence, in each case to be delivered to the office or agency where the Warrant Certificate is being surrendered. Each holder may also exercise its right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable upon exercise of the Warrants less that number of Warrant Shares having a value equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. The Company reserves the right at any time and from time to time to waive the amount of the Exercise Price upon the exercise of the Warrants.

                 (d) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this
Section 3.2. are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                 (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to any cash Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of any amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and
(iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

                 (f) Subject to Section 6.2. hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

                 (g) NOTWITHSTANDING THE FOREGOING, THE EXERCISE OF THE WARRANTS (AND THE OWNERSHIP OF CLASS B COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF) MAY BE LIMITED BY THE COMPANY IN ORDER TO ENSURE COMPLIANCE WITH THE RULES AND REGULATIONS OF THE FCC, AND THE WARRANTS WILL NOT BE EXERCISABLE BY ANY HOLDER IF SUCH EXERCISE WOULD CAUSE THE COMPANY TO BE IN VIOLATION OF THE COMMUNICATIONS ACT OR THE FCC'S RULES, REGULATIONS OR POLICIES.

                 In the event the Company is restricted by the Communications Act or the FCC's rules, regulations or policies from issuing Warrant Shares upon exercise of any Warrants, the Company shall be required to pay to each holder of each Warrant seeking to exercise such Warrant an amount per Warrant in cash equal to the Current Market Value thereof as of the date of such proposed exercise.

                 SECTION 3.3. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company.

                 SECTION 3.4. Notice of an Exercise Event. Upon the occurrence of an Exercise Event, the Company shall (i) send promptly to each holder of Warrants, by first-class mail, at the addresses appearing on the Warrant Register a notice of such Exercise Event, which notice shall describe the type of Exercise Event and the date of the occurrence thereof and the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice and (ii) cause a notice of such Exercise Event to be published in the Wall Street Journal, National Edition, for two consecutive Business Days; such notice shall identify the Warrants and describe the type of Exercise Event and give the date of the occurrence thereof and the Expiration Date.


                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS

                 SECTION 4.1. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

                 (b) Subject to Section 6.3. hereof, neither the Warrants nor any Warrant Certificate shall entitle the holders thereof, by virtue of being such holders, to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter.


                                   ARTICLE V

                        CERTAIN COVENANTS OF THE COMPANY

                 SECTION 5.1. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of the Warrants or to any Separation; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificate or any certificate for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.


                 SECTION 5.2. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the NASDAQ/NMS) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares,the Company shall notify the Warrant Agent in writing. The Company will obtain and keep all required permits and records in connection with such listing.

                 SECTION 5.3. Filings with the Commission. So long as any of the Warrants or Warrant Shares are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and will also provide to all holders of the Warrants or Warrant Shares and file with the Warrant Agent copies of such reports.


                                   ARTICLE VI

                                  ADJUSTMENTS

                 SECTION 6.1. Adjustment of Exercise Rate; Notices. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

                 (a) Adjustment for Change in Capital Stock. If, after the date hereof, the Company:

                    (i) subdivides its outstanding shares of Common Stock into a greater number of shares;

                    (ii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                   (iii) issues by reclassification of its Common Stock any shares of its Common Stock (other than rights, warrants or options for its Common Stock);

then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following the action(s) specified in clause (i), (ii) or
(iii) above if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any.

                 The adjustment shall become effective immediately after the effective date. In the event that such subdivision, combination or reclassification is not effected, the Exercise

Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such effective date had not been so fixed.

                 If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article VI with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article VI.

                 (b) Adjustment for Sale of Common Stock Below Current Market Value. If, after the date hereof, the Company sells any Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) any security convertible into, or exchangeable or exercisable for, the Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Article VI and (3) grants to employees of options to purchase shares of Common Stock in the ordinary course of business in accordance with past practice) at a price per share less than the Current Market Value, the Exercise Rate shall be adjusted in accordance with the formula:

                                         (O + N)
                          E' = E x  ---------------
                                    (O + (N x P/M))

where:

         E'      =        the adjusted Exercise Rate;

         E       =        the current Exercise Rate;

         O       =        the number of shares of Common Stock outstanding on
                          the date of sale of Common Stock (or securities convertible into or exchangeable or exercisable for such Common Stock) at a price per share less than the Current Market Value to which this paragraph (b) applies;

         N       =        the number of shares of Common Stock so sold or the
                          maximum stated number of shares of Common Stock issuable upon the conversion, exchange, or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

         p       =        the offering price per share pursuant to any such
                          convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be; and

         M       =        the Current Market Value as of the Time of
                          Determination or at the time of sale, as the case may be.

                 The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, or securities convertible into or exchangeable or exercisable for such Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

                 (c) Notice of Adjustment, Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants at their addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

                 (d) When Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VI shall be made to the nearest 1/1,000th of a share.

                 (e) When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 (f) Reorganization of Company; Special Distributions. If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon exercise of Warrants shall enter into a supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the successor Company, that issuer shall join in the supplemental warrant agreement.

                 The supplemental warrant agreement shall provide that the holder of a Warrant may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable hereunder), assuming (to the extent applicable) that such holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VI. The successor Company shall mail to holders of Warrants at their addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement.

                 If this paragraph (f) applies then neither paragraph (a) nor
(b) shall apply.

                 (g) Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Article VI should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (f) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article VI.

                 (h) Adjustment for Tax Purposes. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (i) Underlying Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class B Common Stock or Class B Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Warrant Shares then deliverable upon the exercise of all Warrants then outstanding.

                 The transfer agent for the Class B Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 6.2. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder of the Warrants pursuant to Section 6.1(c) hereof.

                 The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                 (j) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

                 (k) Adjustments to Par Value. The Company shall make such adjustments to the par value of the Class B Common Stock in order that, upon exercise of the Warrants, the Warrant Shares will be fully paid and non-assessable.

                 (l) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate by any number and for any period of time, provided that such period is not less than 20 Business Days. Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect as determined by this Section 6.1.

                 (m) No Other Adjustment for Dividends. Except as provided in this Article VI, no payment or adjustment will be made for dividends on any Common Stock.

                 (n) Multiple Adjustments. After an adjustment to the Exercise Rate under this Article VI, any subsequent event requiring an adjustment under this Article VI shall cause an adjustment to the Exercise Rate as so adjusted.

                 (o) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 6.1., the Holders shall become entitled to receive any securities of the Company other than shares of Class B Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 6.1.

                 SECTION 6.2. Fractional Warrant Shares. The Company will not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Share certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

                 SECTION 6.3.  Distribution Rights.  If at any time the Company
(i) grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of the Common Stock (the "Distribution Rights"), or (ii) without duplication, makes any dividend or otherwise makes any distribution on shares of Common Stock (a "Distribution"), then the Company shall grant, issue, sell or make to each registered holder of Warrants the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Warrant Shares acquirable upon complete exercise of such holder's Warrants immediately before the record date for the grant, issuance or sale of such Distribution Rights or such Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.

                                  ARTICLE VII

                              OFFERS TO REPURCHASE

                 SECTION 7.1. Offers to Repurchase. Upon the occurrence of an Exercise Event, the Company shall have the right to make an offer to purchase all outstanding Warrants and Warrant Shares in cash, within 120 days after such Exercise Event, at a price equal to the Current Market Value thereof. In the event the Company makes such an offer the Company shall have selected an Independent Financial Expert reasonably satisfactory to a majority of the holders of Warrants and Warrant Shares prior to 90 days before the Expiration Date. If the Company has not selected an Independent Financial Expert prior to 90 days before the Expiration Date, then a majority of the holders of Warrants and Warrant Shares shall have the right to select one at the expense of the Company. In the event that the Company elects to make an offer to purchase all outstanding Warrants and Warrant Shares, then the holders' right to receive payment shall survive any termination of the Warrants in the event of a delay in selecting an Independent Financial Expert.

                 SECTION 7.2. Procedures for Repurchase. (a) Upon the occurrence of an Exercise Event followed by the election by the Company to make an offer to purchase as set forth in Section 7.1. hereof, the Company shall mail a notice to all holders of Warrants and Warrant Shares, by first class mail, not less than 30 or more than 60 days before the proposed date upon which payment shall be made (which shall be within 120 days after such Exercise Event) (the "Purchase Date"), at their addresses appearing on the Warrant Register. The notice will contain all instructions and materials necessary to enable such holders of Warrants and Warrant Shares to tender such Warrants and Warrant Shares, including:

                    (i)   the identity of the Independent Financial Expert;

                    (ii) the Current Market Value of a Warrant and a Warrant Share, if each is outstanding;

                   (iii) the Purchase Date (which shall be at least 20 Business Days from the date of mailing such notice or such longer period as may be required by law);

                    (iv) that holders electing to have Warrants purchased will be required to surrender (x) their Warrant Certificates, with the form entitled "Election of Holder to Elect Purchase" on the reverse thereof, duly completed, to the Company and (y) their certificates for Warrant Shares to the Company, in each case at the address set forth in the notice, no later than the close of business on the Business Day prior to the Purchase Date;

                    (v) that holders will be entitled to withdraw their election if the Company receives, prior to the Purchase Date, a telegram, telex or facsimile transmission not later than five Business Days prior to the Purchase Date setting forth the name of the holder, the number of Warrants and/or Warrant Shares delivered for purchase and a statement that such holder is withdrawing his election to have his Warrants and/or Warrant Shares purchased; and

                    (vi) that holders whose Warrants and/or Warrant Shares are purchased in part will be issued new Warrants and/or Warrant Shares in number equal to the unpurchased portion of the Warrants or Warrant Shares, respectively, surrendered.

         On the Purchase Date, the Company will accept all Warrants and/or Warrant Shares surrendered, pay to the holders thereof the Current Market Value of the Warrants and/or Warrant Shares surrendered by them for purchase, issue and authenticate certificates for the Warrants and/or Warrant Shares not so purchased, and deliver to the Warrant Agent the Warrant Certificates representing the Warrants so purchased for cancellation. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase set forth in this Section 7.2.

                 (b) In the event the Company shall not have selected an Independent Financial Expert at the time they are required to send the notice set forth in paragraph (a) above, then the notice delivered pursuant to such paragraph (a) will set forth the facts of the event that give rise to the option to purchase. The Majority Holders shall then select the Independent Financial Expert and so notify the Company. Within 10 days of the receipt of such notice, the Company shall send the notice required under paragraph (a) of this Section 7.2. with the Purchase Date reset accordingly.

                 SECTION 7.3. Registration and Qualification Under the Securities Laws. (a) Notwithstanding any offer by the Company to purchase all outstanding Warrants and Warrant Shares pursuant to Section 7.1. hereof, the Company agrees to file and use its best efforts to make effective by the Exercisability Date a shelf registration statement on an appropriate form covering the issuance of the Warrant Shares, unless, in the opinion of counsel to the Company as further described in, and subject to the provisions of,
Section 7.3(b), an exemption from the registration requirements under the Securities Act is then available for the issuance and subsequent resale by any person who is not an Affiliate of the Company of the Warrant Shares. The parties agree that the intent of the first sentence of this paragraph is to provide that holders of Warrants who exercise their Warrants receive Warrant Shares that are freely tradeable under the Securities Act. Accordingly, for the purpose of the first sentence of this paragraph, reliance upon Rule 144 or Section

4(2) of the Securities Act shall not constitute an exemption from the registration requirements under the Securities Act. The Company will keep such registration statement effective until the Expiration Date of the Warrants.
The Company will file such amendments and/or supplements to such registration statement under the Securities Act and under any state securities laws covering the issuance of such Warrant Shares and supplement and keep current any prospectus forming a part of such registration statement as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act (a "Prospectus") and the regulations of the Commission and otherwise complying with the Securities Act and regulations thereunder, and as may be necessary to comply with any applicable state securities laws. The Company shall, upon the request of any holder of Warrants that may be required pursuant to the Securities Act to deliver a prospectus in connection with any sale or other disposition of Warrant Shares, include within the plan of distribution section of the Prospectus and in such other places in the Prospectus as may be necessary, all information necessary under the Securities Act to enable such holder to deliver such Prospectus in connection with sales or other dispositions of such Warrant Shares, and the Company shall also take such action as may be necessary under the Securities Act with respect to the related registration statement to enable such holder to effect such delivery in connection with such sale or other disposition. The Company further agrees to provide any holder who may be required to deliver a prospectus upon the sale or other disposition of such Warrant Shares such number of copies of the Prospectus as such holder reasonably requests. The Warrant Agent shall have no duty to monitor when such registration or qualification is necessary nor shall the Warrant Agent be responsible for the Company's failure to comply with this
Section 7.3.

                 (b) The Company shall not be required by this Agreement to effect a shelf registration statement pursuant to Section 7.3(a) hereof if (i) in the written opinion of counsel to the Company, addressed to the holders and delivered to them, (x) the Company, upon exercise of the Warrants, would be able to issue Warrant Shares to the holders thereof without registration under the Securities Act (without reliance on Section 4(2) of the Securities Act) and
(y) the holders of such Warrant Shares would be free to sell, and the transferees of such holders, in each case other than Affiliates of the Company, would be free to resell all such Warrant Shares, without registration under the Securities Act (without reliance on Rule 144 under the Securities Act) and (ii) all requirements under the Securities Act for effecting such issuance, sales and resales are satisfied at such time. In the event the Company breaches its obligations under this Section 7.3, the Expiration Date shall be extended by a number of days equal to the number of days during which no shelf registration statement shall have been effective or no opinion of counsel shall have been delivered to the holders, in each case as described in this Section 7.3.

                 (c) All expenses incident to the Company's performance of or compliance with this Section 7.3 will be borne by the Company, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Warrant Shares and printing of Prospectuses), messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vi) the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.


                                  ARTICLE VIII

                          CONCERNING THE WARRANT AGENT

                 SECTION 8.1. Warrant Agent. The Company hereby appoints United States Trust Company of New York as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and United States Trust Company of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                 SECTION 8.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the

         Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, its directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 8.2. shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

                 (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

                 (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                 (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

                 (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

                 (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same, except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

                 (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

                          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                          (2) if required in the reasonable judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.2. hereof, to make any demand upon the Company.

                 (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

                 (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

                 (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                 (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

                 (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

                 SECTION 8.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

                 (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 90 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 8.3(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 8.3(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 90 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant

Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 8.3(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 9.3. hereof.

                 (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 90 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

                 (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 8.2(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

                 (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

                 (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.1. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 6.1(f) hereof or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Warrant Certificates.

                 The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the consent of not less than a majority in number of the then outstanding Warrants for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that decreases the Exercise Rate, reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the exercise rights of the holders of the Warrants, reduces the percentage required for modification, or effects any change to this Section 9.1. may be made with respect to an outstanding Warrant without the consent of the holder of such Warrant.

                 Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

                 SECTION 9.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                 SECTION 9.3. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telex or telecopy, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

                 To the Company:

                 PCS Development Corporation
                 15 South Main Street
                 Suite 810
                 Greenville, South Carolina  29601
                 Attention:  Chief Financial Officer

                 To the Warrant Agent:

                 United States Trust Company of New York
                 114 West 47th Street
                 New York, New York  10036
                 Attention:

or at any other address of which either of the foregoing shall have notified the other in writing.

                 SECTION 9.4. Notices to Holders. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

                 SECTION 9.5. APPLICABLE LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                 SECTION 9.6. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants.

                 SECTION 9.7.  Persons Having Rights Under Agreement.   (a)
Other than as specified in paragraph (b) hereof, nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

                 (b) The holders of Warrant Shares shall be third party beneficiaries to the agreements made hereunder between the Company and the Warrant Agent solely with respect to Article VI hereof, and such holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of holders of Warrants hereunder.

                 SECTION 9.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 SECTION 9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 9.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          PCS DEVELOPMENT CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Warrant Agent


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A


                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]



         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CLASS B COMMON STOCK AND WARRANT REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1996 AMONG PCS DEVELOPMENT CORPORATION (THE "COMPANY") AND LEHMAN BROTHERS INC., ON BEHALF OF ITSELF AND DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, CHASE SECURITIES INC. AND TORONTO DOMINION SECURITIES (USA) INC. (THE "UNDERWRITERS"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


         THE EXERCISE OF THE WARRANTS (AND THE OWNERSHIP OF CLASS B COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF) MAY BE LIMITED BY THE COMPANY IN ORDER TO ENSURE COMPLIANCE WITH THE RULES AND REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC"), AND THE WARRANTS WILL NOT BE EXERCISABLE BY ANY HOLDER IF SUCH EXERCISE WOULD CAUSE THE COMPANY TO BE IN VIOLATION OF THE COMMUNICATIONS ACT OR THE FCC'S RULES, REGULATIONS OR POLICIES.

                                                            CUSIP #_____________

No.____________                                             __________  Warrants

                              WARRANT CERTIFICATE

                          PCS DEVELOPMENT CORPORATION

                 This Warrant Certificate certifies that [CEDE & CO.] or registered assigns, is the registered holder of Warrants (the "Warrants") to purchase shares of Class B Common Stock, par value $1.00 per share (the "the Class B Common Stock"), of PCS DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. on or after the date of occurrence of an Exercise Event, or if the Exercise Event occurs prior to the Separability Date, the Separability Date, until 5:00 p.m., New York City time, on the earlier to occur
of (a) 180 days after an Exercise Event or (b)           , 2006  (the
"Expiration Date"), ____ fully paid and non-assessable shares of Class B Common Stock (as adjusted, the "Warrant Shares", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price (the "Exercise Price") of $0.01 per Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement.

                 "Exercise Event" means, with respect to each Warrant as to which such event is applicable, the date of the earliest of: (1) the occurrence of a Change of Control, (2) the consummation of a Public Equity Offering after
which there shall exist a Public Market, and (3)        , 2006.

                 "Separability Date" shall mean the earliest to occur of: (i)
, 1996, (ii) such earlier date as may be determined by Lehman Brothers Inc. and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing, (iii) the occurrence of a Change of Control and (iv) in the event of an Offer to Purchase in connection with any Asset Sale (each as defined in the Indenture), the date the Company mails notice thereof to holders of the Notes, at which time the Notes and Warrants will become separately transferrable.

                 The Exercise Price shall be payable either (i) in cash or by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts or (ii) in accordance with the next succeeding sentence, in each case to be delivered to the office or agency where the Warrant Certificate is being surrendered. Each holder may also exercise its right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable upon exercise of the Warrants less that number of Warrant Shares having a value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares. The Company reserves the right at any time and from time to time to waive the payment of the Exercise Price upon the exercise of the Warrants. The Company has initially designated the corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number and kind of Warrant Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on ____________, 2006 shall thereafter be void.

                 Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

                 THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                 WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:
                                           PCS DEVELOPMENT CORPORATION



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


Attest:


By:
   ------------------------------------
   Name:
   Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

UNITED STATES TRUST COMPANY
OF NEW YORK, as Warrant Agent


By:
   ------------------------------------
   Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                          PCS DEVELOPMENT CORPORATION

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the earlier to occur of (a) 180 days after an Exercise Event which causes such Warrants to become exercisable or (b) the Expiration Date, each of which represents the right to purchase from the Company at any time on or after the Exercisability Date (as defined in the Warrant Agreement) one share of Class B Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of _______, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation not in its individual capacity but solely as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 If all of the items required for exercise of this Warrant are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any such items are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on ______, 2006, if all of the items required for exercise of this Warrant are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                 As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

                 The Company will not be required to issue fractional shares of Class B Common Stock upon exercise of the Warrants or distribute certificates that evidence fractional shares of Class B Common Stock. In lieu of fractional shares of Class B Common Stock, there shall be paid to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

                 Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                 Upon the occurrence of an Exercise Event, the Company shall have the right to make an offer to purchase all outstanding Warrants and Warrant Shares in cash, within 120 days after such Exercise Event, at a price equal to the Current Market Value thereof. The offers to purchase set forth in this and the preceding paragraph will be made in the manner and upon the terms set forth in the Warrant Agreement.

                 The Warrant Agreement provides that (i) subject to certain exceptions upon the issuance of any dividend or distribution pro rata to all holders of Common Stock, the holders will be entitled to such dividend or distribution on the terms set forth in the Warrant Agreement and (ii) upon the occurrence of certain events the number of Warrant Shares of Class B Common

Stock issuable upon the exercise of each Warrant shall be adjusted.

                 The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

                         (FORM OF ELECTION TO EXERCISE)


        (To be executed upon exercise of Warrants on the Exercise Date)


                 The undersigned hereby irrevocably elects to exercise _______ of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and (unless the payment of the Exercise Price has been waived by the Company) herewith tenders payment for such Warrant Shares either (x) in the amount of $________ in cash or by certified or official bank check or (y) in the case of payment by surrendering unexercised Warrants, by surrendering Warrant Shares having a value equal to $_________, in each case in accordance with the terms hereof.

                 The undersigned requests that (1) a certificate representing such Warrant Shares be registered in the name of ________________ whose address is ___________________ and that such certificate be delivered to __________________ whose address is _________________ and (2) a Warrant
Certificate representing any remaining Warrants not exercised be registered in the name of _______________ whose address is and that such certificate be delivered to ________ whose address is ____________ Any cash payments to be paid in lieu of a fractional Share should be made to ____________ whose address is ___________________ and the check representing payment thereof should be delivered to _________________ whose address is _______________________.

Dated _____________, ____

Name of holder of
Warrant Certificate: ___________________________________________________________
                                            (Please Print)

Tax Identification or
Social Security Number: ________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

Signature: _____________________________________________________________________
           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated ____________, ____

                 Signature Guaranteed: _________________________________________

                              (FORM OF ASSIGNMENT)

                 For value received ___________________ hereby sells, assigns and transfers unto _______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ______________, ____

                 Signature: ____________________________________________________
                            Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever or the signature of the holder thereof must be guaranteed as provided in the Warrant Agreement.

                 Signature Guaranteed: _________________________________________

                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]


                 If you want to elect to have this Warrant purchased by the Company pursuant to Section 7.1. of the Warrant Agreement, check the box below:

                                      [ ]

                 If you want to elect to have only part of this Warrant purchased by the Company pursuant to Section 7.1. of the Warrant Agreement, state the amount:

                          Number of Warrants: __________________________________


Date: _______________________


                          Signature: ___________________________________________
                                     The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever or the signature of the holder thereof must be guaranteed as provided in the Warrant Agreement

Signature Guarantee: ___________________________________________________________

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS(2)


The following exchanges of a part of this Global Warrant for certificated Warrants have been made:


                                                                  Number of Warrants
                      Decrease in Number    Increase in Number    of this Global
                      of Warrants of        of Warrants of        Warrant following     Signature of
                      this Global           this Global           such decrease (or     authorized officer
Date of Exchange      Warrant               Warrant               increase)             of Warrant Agent
- ----------------------------------------------------------------------------------------------------------











- ----------------------------------
2      This is to be included only if the Warrant is in global form.

                                                                       EXHIBIT B


                       FORM OF LEGEND FOR GLOBAL WARRANT


                 Any Global Warrant authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Warrant Certificate) in substantially the following form:

                 THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

                 UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.